Exhibit 99.1

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SOHU.com

IMPORTANT SPECIAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the methods outlined below to submit your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 10:00 p.m., Eastern Time, on May 15, 2018.

Submit Your Proxy by Internet

- Go to **www.envisionreports.com/SOHU**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Submit Your Proxy by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT SUBMITTED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The board of directors of Sohu Delaware recommend that you vote "FOR" the approval of the Liquidation Proposal and "FOR" granting discretionary authority to the board of directors of Sohu Delaware to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the Liquidation Proposal.

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	For	Against	Abstain
1. To approve the dissolution of Sohu Delaware (the "Liquidation"), and to adopt the plan of complete liquidation and dissolution of Sohu Delaware (the "Plan of Liquidation"), a copy of which is attached to the Proxy Statement/Prospectus as Annex A, pursuant to which among other things Sohu Delaware will be dissolved; all outstanding shares of the common stock of Sohu Delaware will cancelled; and American Depositary shares (the "ADSs") representing ordinary shares of Sohu.com Limited, a Cayman Islands company ("Sohu Cayman"), will be distributed to the stockholders of Sohu Delaware on a pro rata basis (the "Liquidation Proposal").	☐	☐	☐
2. To grant discretionary authority to the Board of Directors of Sohu Delaware to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the Liquidation Proposal.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as your name(s) is (are) shown on the certificates to which the Proxy applies. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The Proxy Statement are available at: http://www.envisionreports.com/SOHU IF YOU HAVE NOT SUBMITTED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — SOHU.COM INC. LEVEL 2, SOHU.COM MEDIA PLAZA BLOCK 3, NO. 2 KEXUEYUAN SOUTH ROAD, HAIDIAN DISTRICT BEIJING 100190, PEOPLE’S REPUBLIC OF CHINA Proxy for the Special Meeting of Stockholders – May 17, 2018 Beijing Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The person or entity signed on the reverse side of this proxy card hereby appoints each of Dr. Charles Zhang and Ms. Joanna Lv and either of them, as proxy or proxies for such person or entity, with full power of substitution, to represent and to vote, as designated on the other side (if no direction is made, this Proxy will be voted FOR Proposals 1 and 2), all of the shares of common stock, par value $0.001 per share, of Sohu.com Inc. standing in the name of such person or entity on April 10, 2018 at the Special Meeting of Stockholders of Sohu.com Inc. to be held on Thursday, May 17, 2018 at 10:00 a.m., Beijing time, and any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. (Please sign, date and return this proxy in the enclosed postage prepaid envelope). (Continued and to be marked, dated and signed, on the other side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.